UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 1, 2004
Date of report (Date of earliest event reported)

The Taiwan Fund, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	811-04893	042942862
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

225 Franklin Street, Boston, Massachusetts (Address of Principal Executive Offices)		02110 (Zip Code)

(800) 426-5523

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURES

Item 7.01. Regulation FD Disclosure.

     Pursuant to Regulation FD Rules 100-103, The Taiwan Fund, Inc. (the “Fund”) furnishes the December 2004 Monthly Review of the Fund’s performance by the Fund’s investment adviser.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2005

By:	/s/ Adelina Louie
	Name:	Adelina Louie
	Title:	Secretary and Treasurer

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THE TAIWAN FUND, INC. REVIEW

December 2004

HSBC Asset Management (Taiwan) Limited 24/F No. 99, Tunhwa S. Rd., Sec. 2 Taipei 106, Taiwan	Tel: (8862) 2325-7888 Fax: (8862) 2706-5371

Portfolio Review

Market overview and portfolio performance

In December, the Taiwan Stock Exchange Index (the “TAIEX”) advanced 9.79% in U.S. dollar terms due to the appreciation of the NT dollar and the improved market sentiment from Taiwan’s favorable legislative yuan election results. Even though China enacted an anti-secession law aimed at Taiwan during the month of December, the negative impact to the Taiwan market was short-lived. An unexpected interest rate hike of 12.5 basis points by the Taiwan Central Bank also failed to send the Taiwan market down As to sector performance, the tourism and construction sectors were the best performing sectors, gaining 22.95% and 20.35%, respectively, month-over-month in December. The retail sector gained 12.39% month-over-month, driven by positive anticipation of sales increases from Christmas and year-end promotional events. The cement sector also did well in December, gaining 11.92% month-over-month, thanks to potential extension of a land tax cut into 2005. The technology and banking sectors also outperformed, gaining 10.63% and 8.61%, respectively, month- over-month. Despite bearish fundamentals for technology shares and the expectation that NT dollar appreciation would weaken exports, investors bet on large market capitalization technology shares after MSCI’s re-weighting of Taiwan. The steel sector was the worst performing sector, gaining 6.51% for the month on a significant drop in China’s demand and the fact that China is now becoming a net exporter of steel. The Taiwan Fund, Inc. (the “Fund”) overweighting in Information Technology (“IT”) hardware and communication brought positive contribution to the Fund’s performance, while our underweighting in the foundry sector and overweighting the steel sector brought negative contributions to the Fund’s performance.

Market outlook and portfolio strategy

We believe the market will continue a consolidation trading range before the Chinese New Year. We believe that the market will hold up well on the back of the following factors: (1) abundant liquidity; (2) healthy domestic demand; (3) strong demands from industrial cyclical sectors; and (4) cheap valuations. In terms of earnings, we are concerned about potential earnings downgrades for the year of 2004, due to slower-than-expected end-market demand for the electronic products and NT dollar appreciation against the U.S. dollar putting earnings threats to export-oriented sectors and downstream technology firms. We believe that domestic demand will remain relatively stable in 2005. The market is still trading at undemanding valuations at an average price-to-earnings ratio of 12.2x and price-to-book ratio at 1.7x as of December 2004. We see the market as likely to bounce back on the back of returns on equity and higher cash dividend yields (3% and above) and improving balance sheets. We believe the strong NT dollar against the U.S. dollar will continue to support domestic demand. In addition, those technology stocks with stable earnings growth and less demanding valuations should also attract funds into the market. Thus, we expect the potential buying opportunity to be driven by the domestic demand-related sectors, including financials and asset plays. It remains our strategy of adding domestic-related stocks, and reducing cyclical growth sectors going forward. We will also continue to search for quality small market capitalization stocks with growth potential. For the technology sector, we will increase our weightings of market leaders and those companies that have attractive cash dividend yield support.

Total Fund Sector Allocation

	% of	% of
As of 12/31/04	Total Fund	TAIEX
Finance	19.00	20.92
Semiconductor	17.10	17.24
PC & Peripherals	12.60	13.34
Telecommunications	11.90	7.03
Electronics	10.70	9.34
Plastics	8.90	10.73
Iron & Steel	5.20	3.83
Retail	3.70	0.79
Others + Miscellaneous	2.10	5.75
Automobiles, Tires & Accessories	1.90	1.98
Shipping	1.50	2.97
Textiles & Apparel	0.00	1.83
Chemicals	0.00	1.40
Electrical Equipment	0.00	1.23
Cement	0.00	0.96
Wire & Cable	0.00	0.66
Total	94.60	100.00
Cash	5.40

Tech	52.30	47.63
Non-Tech	23.30	31.45
Financial	19.00	20.92

Total Net Assets: US$235.46 Million

Top 10 Holdings of Total Fund Portfolio

As of 12/31/04	% of Total Portfolio
Asustek Computer, Inc.	6.53

Chunghwa Telecom Co. Ltd.	6.52

China Steel Corp.	5.20

Hon Hai Precision Industry Co. Ltd.	5.10

Taiwan Semiconductor Manufacturing Co.	4.86

Mega Financial Holding Co.	4.39

Cathay Financial Holding Co. Ltd.	4.35

Chinatrust Financial Holding Co. Ltd.	4.30

President Chain Store Corp.	3.67

E. Sun Financial Holding Co. Ltd.	3.53

Total	48.45

NAV: US$14.39	Price: US$13.25	Discount: -7.92%
No. of Shares: 16.3 Million

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Returns in US$ (%)*

	The Taiwan Fund, Inc.	Taiwan Stock Exchange Index
One Month	6.43	9.79
Fiscal Year to Date**	12.84	14.07
One Year	9.01	11.31
Three Years	2.33	6.78
Five years	-8.94	-6.36
Ten Years	.29	-3.33
Since Inception	9.87	11.05

*Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the TAIEX are not total returns and reflect only changes in share price but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods of less than one year which are not annualized.

** The Fund’s fiscal year commences on September 1.

Premium/Discount of TWN

Market Data

As of 11/30/04	As of 12/31/04
TAIEX	5844.76	6139.69
% change in NTD terms	2.43	5.05
% change in USD terms	2.99	9.78
NTD Daily avg. trading volume (In Billions)	70.17	61.67
USD Daily avg. trading volume (In Billions)	2.11	1.94
NTD Market Capitalization (In Billions)	13301.87	13576.98
USD Market Capitalization (In Billions)	400.36	427.08
FX Rate: (NT$/US$)	33.225	31.79

Disclaimer:	This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures in the report are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell any securities mentioned.

    The daily NAV of the Fund is available from Lipper and CDA Weisenberger, or you may obtain it by calling toll free     (800) 636-9242.

Lead Fund Manager: Victor Shih
Deputy Fund Manager: Sally Chang

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